Exhibit 99.1
NEWS RELEASE

FORWARD AIR CORPORATION REPORTS
THIRD QUARTER 2011 RESULTS

GREENEVILLE, Tenn.— (BUSINESS WIRE) – October 19, 2011 - Forward Air Corporation (NASDAQ:FWRD) today reported revenue, operating income, net income and diluted earnings per share for the third quarter and nine months ended September 30, 2011.

Operating revenue for the quarter ended September 30, 2011 increased 11.7% to $135.7 million from $121.5 million for the same quarter in 2010.  Income from operations was $20.3 million for the third quarter of 2011, compared with $15.5 million in the prior-year quarter.  As a percent of operating revenue, income from operations increased to 15.0% in the third quarter of 2011 from 12.8% for the same quarter last year.  Net income during the third quarter of 2011 increased to $12.9 million from $8.9 million in the prior-year quarter.  Income per diluted share for the third quarter of 2011 was $0.44 compared with $0.31 in the prior-year quarter.

Operating revenue for the nine months ended September 30, 2011 increased 10.7% to $388.1 million from $350.6 million for the same period in 2010.  Income from operations was $53.5 million for the first nine months of 2011, compared with $35.1 million in the prior-year period.  As a percent of operating revenue, income from operations increased to 13.8% for the nine months ended September 30, 2011 from 10.0% for the same period in 2010.  Net income during the period was $32.8 million compared to $20.2 million in the prior-year period.  Income per diluted share for the nine months ended September 30, 2011 was $1.11 compared with $0.69 in the prior-year period.

Bruce A. Campbell, Chairman, President, and CEO, commenting on the third quarter said, “We are pleased to announce another quarter of outstanding operating performance. As compared to the third quarter of 2010, our nearly 12% increase in operating revenue translated to approximately 34% of incremental profit, once again demonstrating the significant leverage of our operating model.”

Commenting further, Mr. Campbell said, “We started the quarter with some intermittent softness in network volumes. Over the course of the quarter, tonnage firmed up very nicely ending the quarter with system tonnage up 9.5% for the month of September as compare to September one year ago. We would characterize current volume trends as being moderately better than normal seasonality.”

In closing, Mr. Campbell said, “As always, I would like to express my gratitude for the ongoing efforts of our employees and independent contractors whose hard work made these results possible.”

Also commenting on the quarter, Rodney L. Bell, Senior Vice President and CFO said, “Cash for the quarter declined $8.7 million to $87.5 million. Cash flow from operations was an impressive $22.3 million in the third quarter of 2011 as compared to $19.0 million in the third quarter of 2010. Toward the end of the quarter, we took advantage of our undervalued stock price to repurchase 904,729 shares of our company stock for $24.3 million with an average share price of $26.88.”

Commenting further, Mr. Bell said, “Included in our third quarter results we booked an approximately $0.02 per share benefit related to federal income taxes. This resulted primarily from the reinstatement of an expired alternative energy tax credit related to our use of propane. The credit, covering 2010 and year to date through the third quarter 2011, was for approximately $0.6 million. We anticipate our fourth quarter 2011 tax rate to be approximately 39.5%.”

Commenting on the Company’s guidance for the fourth quarter, Mr. Bell said, “We anticipate that our fourth quarter 2011 revenues will increase in the range of 10% to 14% over the comparable 2010 period, and we expect income per diluted share to be between $0.47 and $0.51 per share. This compares to $0.41 per share in the fourth quarter of 2010.”

Review of Financial Results

Forward Air will hold a conference call to discuss third quarter 2011 results on Thursday, October 20, 2011 at 9:00 a.m. EDT.  The Company’s conference call will be available online at www.forwardair.com or by dialing 800.230.1085.  A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation operates two business segments, Forward Air, Inc. and Forward Air Solutions, Inc.

Forward Air, Inc. is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of terminals located on or near major airports in 85 cities in the United States and Canada.  It provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

Forward Air Solutions, Inc. is a provider of pool distribution services. Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner. Our pool distribution network consists of terminals and service locations in 19 cities within the Mid-Atlantic, Southeast, Midwest and Southwestern United States.

Forward Air Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Operating revenue:
Forward Air
Airport-to-airport	$92,966	$81,828	$266,606	$234,456
Logistics	18,409	16,774	52,909	47,789
Other	7,250	6,481	20,524	18,745
Forward Air Solutions
Pool distribution	17,124	16,439	48,104	49,639
Total operating revenue	135,749	121,522	388,143	350,629

Operating expenses:
Purchased transportation
Forward Air
Airport-to-airport	36,142	32,852	104,411	94,152
Logistics	14,041	12,942	40,214	36,780
Other	1,797	1,703	4,929	4,811
Forward Air Solutions
Pool distribution	4,109	3,680	11,067	10,625
Total purchased transportation	56,089	51,177	160,621	146,368
Salaries, wages and employee benefits	33,402	31,845	95,336	95,682
Operating leases	6,672	6,508	20,083	19,388
Depreciation and amortization	5,429	5,228	15,734	15,283
Insurance and claims	2,120	1,546	6,140	5,983
Fuel expense	2,406	1,949	7,357	6,051
Other operating expenses	9,311	7,764	29,390	26,813
Total operating expenses	115,429	106,017	334,661	315,568
Income from operations	20,320	15,505	53,482	35,061

Other income (expense):
Interest expense	(131)	(191)	(468)	(557)
Other, net	10	26	57	38
Total other expense	(121)	(165)	(411)	(519)
Income before income taxes	20,199	15,340	53,071	34,542
Income taxes	7,287	6,452	20,321	14,323
Net income	$12,912	$8,888	$32,750	$20,219

Net income per share:
Basic	$0.44	$0.31	$1.12	$0.70
Diluted	$0.44	$0.31	$1.11	$0.69
Weighted average shares outstanding:
Basic	29,237	29,000	29,236	28,975
Diluted	29,552	29,129	29,591	29,101

Dividends per share:	$0.07	$0.07	$0.21	$0.21

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2011	2010 (a)
Assets
Current assets:
Cash	$87,467	$74,504
Accounts receivable, net	69,574	62,763
Other current assets	11,836	8,696
Total current assets	168,877	145,963

Property and equipment	224,278	213,704
Less accumulated depreciation and amortization	91,023	87,272
Total property and equipment, net	133,255	126,432
Goodwill and other acquired intangibles:
Goodwill	43,332	43,332
Other acquired intangibles, net	27,816	31,259
Total goodwill and other acquired intangibles	71,148	74,591
Other assets	1,533	1,810
Total assets	$374,813	$348,796

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$14,603	$10,687
Accrued expenses	18,035	16,280
Current portion of debt and capital lease obligations	561	638
Total current liabilities	33,199	27,605

Debt and capital lease obligations, less current portion	50,473	50,883
Other long-term liabilities	8,079	8,106
Deferred income taxes	12,169	6,116

Shareholders’ equity:
Common stock	285	290
Additional paid-in capital	12,552	24,300
Retained earnings	258,056	231,496
Total shareholders’ equity	270,893	256,086
Total liabilities and shareholders’ equity	$374,813	$348,796

(a)  Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	September 30,	September 30,
	2011	2010
Operating activities:
Net income	$12,912	$8,888
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	5,429	5,228
Share-based compensation	1,502	1,506
Gain on disposal of property and equipment	(76)	(641)
Provision for loss (recovery) on receivables	45	(22)
Provision for revenue adjustments	547	625
Deferred income taxes	4,140	40
Tax benefit for stock options exercised	(13)	(19)
Changes in operating assets and liabilities
Accounts receivable	(387)	500
Prepaid expenses and other current assets	(82)	(415)
Accounts payable and accrued expenses	(1,746)	3,260
Net cash provided by operating activities	22,271	18,950

Investing activities:
Proceeds from disposal of property and equipment	330	1,371
Purchases of property and equipment	(4,851)	(3,150)
Other	15	30
Net cash used in investing activities	(4,506)	(1,749)

Financing activities:
Payments of debt and capital lease obligations	(160)	(232)
Proceeds from exercise of stock options	90	346
Payments of cash dividends	(2,066)	(2,031)
Repurchase of common stock	(24,294)	--
Tax benefit for stock options exercised	13	19
Net cash used in financing activities	(26,417)	(1,898)
Net (decrease) increase in cash	(8,652)	15,303
Cash at beginning of period	96,119	47,916
Cash at end of period	$87,467	$63,219

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended
	September 30,	September 30,
	2011	2010
Operating activities:
Net income	$32,750	$20,219
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	15,734	15,283
Share-based compensation	4,457	4,887
Gain on disposal of property and equipment	(76)	(648)
Provision for loss on receivables	17	202
Provision for revenue adjustments	1,480	1,462
Deferred income taxes	6,079	(1,624)
Tax benefit for stock options exercised	(232)	(28)
Changes in operating assets and liabilities
Accounts receivable	(8,308)	(8,382)
Prepaid expenses and other current assets	(1,828)	(1,029)
Accounts payable and accrued expenses	4,757	7,519
Net cash provided by operating activities	54,830	37,861

Investing activities:
Proceeds from disposal of property and equipment	997	1,413
Purchases of property and equipment	(20,292)	(11,889)
Other	316	--
Net cash used in investing activities	(18,979)	(10,476)

Financing activities:
Payments of debt and capital lease obligations	(488)	(722)
Proceeds from exercise of stock options	7,721	490
Payments of cash dividends	(6,187)	(6,088)
Repurchase of common stock	(24,294)	--
Common stock issued under employee stock purchase plan	128	91
Tax benefit for stock options exercised	232	28
Net cash used in financing activities	(22,888)	(6,201)
Net increase in cash	12,963	21,184
Cash at beginning of period	74,504	42,035
Cash at end of period	$87,467	$63,219

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2011	Revenue	2010	Revenue	Change	Change
Operating revenue
Forward Air	$118.9	87.6%	$105.3	86.7%	$13.6	12.9%
FASI	17.2	12.7	16.5	13.6	0.7	4.2
Intercompany Eliminations	(0.4)	(0.3)	(0.3)	(0.3)	(0.1)	33.3
Total	135.7	100.0	121.5	100.0	14.2	11.7

Purchased transportation
Forward Air	52.1	43.8	47.5	45.1	4.6	9.7
FASI	4.4	25.6	3.9	23.6	0.5	12.8
Intercompany Eliminations	(0.4)	100.0	(0.3)	100.0	(0.1)	33.3
Total	56.1	41.3	51.1	42.1	5.0	9.8

Salaries, wages and employee benefits
Forward Air	26.4	22.2	24.7	23.4	1.7	6.9
FASI	7.0	40.7	7.2	43.6	(0.2)	(2.8)
Total	33.4	24.6	31.9	26.3	1.5	4.7

Operating leases
Forward Air	4.9	4.1	4.7	4.5	0.2	4.3
FASI	1.7	9.9	1.8	10.9	(0.1)	(5.6)
Total	6.6	4.9	6.5	5.3	0.1	1.5

Depreciation and amortization
Forward Air	4.4	3.7	4.2	4.0	0.2	4.8
FASI	1.0	5.8	1.0	6.1	--	--
Total	5.4	4.0	5.2	4.3	0.2	3.8

Insurance and claims
Forward Air	1.8	1.5	1.2	1.1	0.6	50.0
FASI	0.4	2.3	0.3	1.8	0.1	33.3
Total	2.2	1.6	1.5	1.2	0.7	46.7

Fuel expense
Forward Air	1.0	0.9	0.9	0.9	0.1	11.1
FASI	1.4	8.1	1.1	6.7	0.3	27.3
Total	2.4	1.8	2.0	1.6	0.4	20.0

Other operating expenses
Forward Air	7.7	6.5	6.4	6.1	1.3	20.3
FASI	1.6	9.3	1.4	8.5	0.2	14.3
Total	9.3	6.8	7.8	6.4	1.5	19.2

Income (loss) from operations
Forward Air	20.6	17.3	15.7	14.9	4.9	31.2
FASI	(0.3)	(1.7)	(0.2)	(1.2)	(0.1)	50.0
Total	$20.3	15.0%	$15.5	12.8%	$4.8	31.0%

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Nine months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2011	Revenue	2010	Revenue	Change	Change
Operating revenue
Forward Air	$340.6	87.7%	$301.8	86.1%	$38.8	12.9%
FASI	48.4	12.5	49.8	14.2	(1.4)	(2.8)
Intercompany Eliminations	(0.9)	(0.2)	(1.0)	(0.3)	0.1	(10.0)
Total	388.1	100.0	350.6	100.0	37.5	10.7

Purchased transportation
Forward Air	149.8	44.0	135.9	45.0	13.9	10.2
FASI	11.6	24.0	11.4	22.9	0.2	1.8
Intercompany Eliminations	(0.8)	88.9	(0.9)	90.0	0.1	(11.1)
Total	160.6	41.4	146.4	41.8	14.2	9.7

Salaries, wages and employee benefits
Forward Air	75.0	22.0	73.4	24.3	1.6	2.2
FASI	20.3	41.9	22.3	44.8	(2.0)	(9.0)
Total	95.3	24.5	95.7	27.3	(0.4)	(0.4)

Operating leases
Forward Air	14.7	4.3	13.6	4.5	1.1	8.1
FASI	5.4	11.1	5.8	11.7	(0.4)	(6.9)
Total	20.1	5.2	19.4	5.5	0.7	3.6

Depreciation and amortization
Forward Air	12.6	3.7	12.3	4.1	0.3	2.4
FASI	3.1	6.4	2.9	5.8	0.2	6.9
Total	15.7	4.0	15.2	4.3	0.5	3.3

Insurance and claims
Forward Air	4.8	1.4	4.7	1.6	0.1	2.1
FASI	1.3	2.7	1.3	2.6	--	--
Total	6.1	1.6	6.0	1.7	0.1	1.7

Fuel expense
Forward Air	3.4	1.0	2.7	0.9	0.7	25.9
FASI	4.0	8.3	3.3	6.6	0.7	21.2
Total	7.4	1.9	6.0	1.7	1.4	23.3

Other operating expenses
Forward Air	25.0	7.4	22.1	7.3	2.9	13.1
FASI	4.5	9.3	4.8	9.6	(0.3)	(6.3)
Intercompany Eliminations	(0.1)	11.1	(0.1)	10.0	--	--
Total	29.4	7.6	26.8	7.7	2.6	9.7

Income (loss) from operations
Forward Air	55.3	16.2	37.1	12.3	18.2	49.1
FASI	(1.8)	(3.7)	(2.0)	(4.0)	0.2	(10.0)
Total	$53.5	13.8%	$35.1	10.0%	$18.4	52.4%

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Three months ended
	September 30,	September 30,	Percent
	2011	2010	Change

Operating ratio	82.7%	85.1%	(2.8)%

Business days	64.0	64.0	-
Business weeks	12.8	12.8	-

Airport-to-airport:
Tonnage
Total pounds ¹	437,870	414,508	5.6
Average weekly pounds ¹	34,209	32,383	5.6

Linehaul shipments
Total linehaul	601,150	563,448	6.7
Average weekly	46,965	44,019	6.7

Forward Air Complete shipments	97,257	80,684	20.5
As a percentage of linehaul shipments	16.2%	14.3%	13.3

Average linehaul shipment size	728	736	(1.1)

Revenue per pound ²
Linehaul yield	$16.95	$16.64	1.6
Fuel surcharge impact	1.91	1.20	3.6
Forward Air Complete impact	2.41	1.93	2.4
Total airport-to-airport yield	$21.27	$19.77	7.6

Logistics:
Miles
Owner operator ¹	7,866	6,964	13.0
Third party ¹	3,334	3,212	3.8
Total Miles	11,200	10,176	10.1

Revenue per mile	$1.66	$1.66	--

Cost per mile	$1.25	$1.27	(1.6)%

¹ - In thousands
² - In cents per pound; percentage change is expressed as a percent of total yield.

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Nine months ended
	September 30,	September 30,	Percent
	2011	2010	Change

Operating ratio	83.8%	87.7%	(4.4)%

Business days	192.0	191.0	0.5
Business weeks	38.4	38.2	0.5

Airport-to-airport:
Tonnage
Total pounds ¹	1,276,636	1,217,097	4.9
Average weekly pounds ¹	33,246	31,861	4.3

Linehaul shipments
Total linehaul	1,770,198	1,685,257	5.0
Average weekly	46,099	44,117	4.5

Forward Air Complete shipments	269,973	228,286	18.3
As a percentage of linehaul shipments	15.3%	13.5%	13.3

Average linehaul shipment size	721	722	(0.1)

Revenue per pound ²
Linehaul yield	$16.80	$16.29	2.7
Fuel surcharge impact	1.84	1.18	3.4
Forward Air Complete impact	2.27	1.82	2.3
Total airport-to-airport yield	$20.91	$19.29	8.4

Logistics:
Miles
Owner operator ¹	22,413	19,907	12.6
Third party ¹	9,706	9,326	4.1
Total Miles	32,119	29,233	9.9

Revenue per mile	$1.66	$1.65	0.6

Cost per mile	$1.25	$1.26	(0.8)%

¹ - In thousands
² - In cents per pound; percentage change is expressed as a percent of total yield.

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

-END-

CONTACT:

Forward Air Corporation

Rodney L. Bell, 423-636-7000

rbell@forwardair.com